HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
February 27, 2008

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Addendum dated December 12, 2007
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement, and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement, and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to eleven separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

• Principal Amount: $1,000.00 per note
• Offering Period End Date: February 26, 2008 at 4:00 pm, New York City time
• Initial Public Offering Price: 100 per cent
• Initial Valuation Date: February 26, 2008
• Issue Date: February 29, 2008

• Interest Payment Dates: The 29th calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on March 29, 2008 and ending on, and including, the maturity date.
• Final Price: The market price (as defined herein) of the reference asset on the final valuation date.
• Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	INITIAL PRICE(1)	BARRIER LEVEL	BARRIER PRICE(2)	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT (3)	AGENT’S DISCOUNT OR COMMISSION / TOTAL (4)	PROCEEDS TO US PER / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(5)	MATURITY DATE(6)
JOY GLOBAL INC. (JOYG)	18.00%	$68.99	70.00%	$48.2930	$33,000.00	14.4949	2.00% / $660.00	98.00% / $32,340.00	4042K0JM8 / US4042K0JM80	May 27, 2008	May 30, 2008
Research In Motion Limited (RIMM)	18.00%	$107.75	60.00%	$64.6500	$960,000.00	9.2807	2.25% / $21,600.00	97.75% / $938,400.00	4042K0JN6 / US4042K0JN63	August 26, 2008	August 29, 2008
The Bear Stearns Companies Inc. (BSC)	14.50%	$86.48	60.00%	$51.8880	$1,1411,000.00	11.5634	1.75% / $24,692.50	98.25% / $1,386,307.50	4042K0JP1 / US4042K0JP12	May 27, 2008	May 30, 2008
NUCOR CORPORATION (NUE)	14.30%	$67.91	75.00%	$50.9325	$287,000.00	14.7254	1.70% / $4,879.00	98.30% / $282,121.00	4042K0JQ9 / US4042K0JQ94	May 27, 2008	May 30, 2008
Potash Corporation of Saskatchewan Inc. (POT)	14.00%	$161.53	60.00%	$96.9180	$470,000.00	6.1908	2.10% / $9,870.00	97.90% / $460,130.00	4042K0JS5 / US4042K0JS50	August 26, 2008	August 29, 2008
TARGET CORPORATION (TGT)	14.00%	$54.89	75.00%	$41.1675	$219,000.00	18.2183	2.00% / $4,380.00	98.00% / $214,620.00	4042K0JT3 / US4042K0JT34	May 27, 2008	May 30, 2008
Citigroup Inc. (C)	11.30%	$24.95	70.00%	$17.4650	$255,000.00	40.0802	2.25% / $5,737.50	97.75% / $249,262.50	4042K0JU0 / US4042K0JU07	August 26, 2008	August 29, 2008
ConocoPhillips (COP)	10.25%	$84.60	80.00%	$67.6800	$403,000.00	11.8203	2.15% / $8,664.50	97.85% / $394,335.50	4042K0JV8 / US4042K0JV89	August 26, 2008	August 29, 2008
Dell Inc. (DELL)	10.25%	$20.48	80.00%	$16.3840	$100,000.00	48.8281	2.00% / $2,000.00	98.00% / $98,000.00	4042K0JW6 / US4042K0JW62	May 27, 2008	May 30, 2008
The Goldman Sachs Group, Inc. (GS)	10.00%	$172.70	70.00%	$120.8900	$182,000.00	5.7904	2.25% / $4,095.00	97.75% / $177,905.00	4042K0JX4 / US4042K0JX46	August 26, 2008	August 29, 2008
Exxon Mobil Corporation (XOM)	9.50%	$89.89	80.00%	$71.9120	$2,235,000.00	11.1247	2.00% / $44,700.00	98.00% / $2,190,300.00	4042K0JY2 / US4042K0JY29	August 26, 2008	August 29, 2008
(1) The initial price represents the market price (as defined herein) of the reference asset on the initial valuation date.
(2) The barrier price represents the product of the initial price multiplied by the barrier level.
(3)The physical delivery amount was determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset.
(4) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(5) Final valuation date is subject to adjustment as described in the product supplement.
(6) Expected. The maturity date will be 5 business days after the final valuation date and is subject to adjustment as described in the product supplement.

See “Risk Factors” in this pricing supplement beginning on page PR-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

CALCULATION OF REGISTRATION FEE
TITLE OF CLASS OF SECURITIES OFFERED	MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (7)
Reverse Convertible Notes Linked to JOYG due May 30, 2008	$33,000.00	$1.30
Reverse Convertible Notes Linked to RIMM due August 29, 2008	$960,000.00	$37.73
Reverse Convertible Notes Linked to BSC due May 30, 2008	$1,411,000.00	$55.45
Reverse Convertible Notes Linked to NUE due May 30, 2008	$287,000.00	$11.28
Reverse Convertible Notes Linked to POT due August 29, 2008	$470,000.00	$18.47
Reverse Convertible Notes Linked to TGT due May 30, 2008	$219,000.00	$8.61
Reverse Convertible Notes Linked to C due August 29, 2008	$255,000.00	$10.02
Reverse Convertible Notes Linked to COP due August 29, 2008	$403,000.00	$15.84
Reverse Convertible Notes Linked to DELL due May 30, 2008	$100,000.00	$3.93
Reverse Convertible Notes Linked to GS due August 29, 2008	$182,000.00	$7.15
Reverse Convertible Notes Linked to XOM due August 29, 2008	$2,235,000.00	$87.84
(7) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended

HSBC SECURITIES (USA) INC. February 27, 2008

GENERAL TERMS

This pricing supplement relates to eleven separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page PR-3 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page PR-4 of this pricing supplement and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, prospectus addendum, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of that reference asset for each quarter in the period from January 1, 2005 through December 31, 2007 and for the period from January 2, 2008 through February 26, 2008. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

• If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;
• If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or
• If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD 1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

JOY GLOBAL INC. (JOYG)

Description of JOY GLOBAL INC.

According to publicly available information, JOY GLOBAL INC. ("Joy Global") engages in the manufacture and servicing of mining equipment for the extraction of coal, and other minerals and ores. Joy Global operates in two segments, Underground Mining Machinery and Surface Mining Equipment. The Underground Mining Machinery segment manufactures underground mining equipment for the extraction of coal and other bedded minerals, as well as operates service locations near mining regions worldwide. Joy Global’s product line includes continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems, consisting of powered roof supports, an armored face conveyor, and a longwall shearer; feeder breakers; continuous haulage systems; battery haulers; and roof bolters. The Surface Mining Equipment segment produces electric mining shovels, rotary blasthole drills, and walking draglines for open-pit mining operations.

Joy Global's SEC file number is 1-9299.

Historical Performance of Joy Global

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	26.17	17.18	23.37
June 30, 2005	25.80	19.85	22.39
September 30, 2005	34.04	22.03	33.64
December 30, 2005	41.94	27.00	40.00
March 31, 2006	61.91	41.57	59.77
June 30, 2006	72.23	44.75	52.09
September 29, 2006	53.80	31.32	37.61
December 29, 2006	50.77	35.59	48.34
March 30, 2007	55.80	40.36	42.90
June 29, 2007	61.99	42.43	58.33
September 28, 2007	65.50	42.10	50.86
December 31, 2007	67.57	48.76	65.82
January 2, 2008 through February 26, 2008	70.56	47.97	68.99

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 18.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.84 per cent constitutes interest on the Deposit and 15.16 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Joy Global
Initial Price:	USD 68.99
Barrier Price:	USD 48.2930
Interest Rate:	18.00 per cent per annum
Physical Delivery Amount:	14.4949 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.50%		100.00%
+	90%	4.50%		90.00%
+	80%	4.50%		80.00%
+	70%	4.50%		70.00%
+	60%	4.50%		60.00%
+	50%	4.50%		50.00%
+	40%	4.50%		40.00%
+	30%	4.50%		30.00%
+	20%	4.50%		20.00%
+	10%	4.50%		10.00%
	0%	4.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.50%	4.50%	-10.00%
-	20%	-15.50%	4.50%	-20.00%
-	30%	-25.50%	4.50%	-30.00%
-	40%	-35.50%	N/A	-40.00%
-	50%	-45.50%	N/A	-50.00%
-	60%	-55.50%	N/A	-60.00%
-	70%	-65.50%	N/A	-70.00%
-	80%	-75.50%	N/A	-80.00%
-	90%	-85.50%	N/A	-90.00%
-	100%	-95.50%	N/A	-100.00%

RESEARCH IN MOTION LIMITED (RIMM)

Description of Research In Motion Limited.

According to publicly available information, Research In Motion Limited (“Research in Motion”) engages in the design, manufacture, and marketing of wireless solutions for the mobile communications market worldwide. Research in Motion provides platforms and solutions for access to email, phone, short messaging service, internet, and intranet-based applications. Research in Motion offers technology that enables third party developers and manufacturers to enhance their products and services with wireless connectivity to data. Research in Motion portfolio of products includes BlackBerry wireless platform, the RIM Wireless Handhelds product line, software development tools, radio-modems, and other hardware and software products. Research in Motion’s BlackBerry wireless solution comprises wireless devices, software, and services. Research in Motion also enables the use of personal information management functions, such as calendar, address book, task list, and other functions associated with personal organizers. Research in Motion also offers BlackBerry Mobile Data System that allows users to access data from enterprise applications and the Internet; and BlackBerry Internet Service, which allows the integration of up to 10 supported email accounts on the same BlackBerry smartphone. Research In Motion also licenses BES software, as well as offers client access licenses, technical support, and upgrades. Research in Motion distributes its products through carrier partners and resellers.

Research in Motion’s SEC file number is 0-29898.

Historical Performance of Research in Motion

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.88	20.09	25.47
June 30, 2005	28.18	20.63	24.58
September 30, 2005	27.50	22.38	22.80
December 30, 2005	23.14	17.00	22.00
March 31, 2006	30.18	20.97	28.29
June 30, 2006	29.37	20.34	23.26
September 29, 2006	34.83	20.71	34.22
December 29, 2006	47.55	32.92	42.59
March 30, 2007	49.02	39.92	45.50
June 29, 2007	66.86	42.93	66.66
September 28, 2007	100.98	61.55	98.55
December 31, 2007	137.00	95.02	113.40
January 2, 2008 through February 26, 2008	116.04	80.2	107.75

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 18.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.81 per cent constitutes interest on the Deposit and 15.19 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Research In Motion
Initial Price:	USD 107.75
Barrier Price:	USD 64.6500
Interest Rate:	18.00 per cent per annum
Physical Delivery Amount:	9.2807 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	9.00%		100.00%
+	90%	9.00%		90.00%
+	80%	9.00%		80.00%
+	70%	9.00%		70.00%
+	60%	9.00%		60.00%
+	50%	9.00%		50.00%
+	40%	9.00%		40.00%
+	30%	9.00%		30.00%
+	20%	9.00%		20.00%
+	10%	9.00%		10.00%
	0%	9.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.00%	9.00%	-10.00%
-	20%	-11.00%	9.00%	-20.00%
-	30%	-21.00%	9.00%	-30.00%
-	40%	-31.00%	9.00%	-40.00%
-	50%	-41.00%	N/A	-50.00%
-	60%	-51.00%	N/A	-60.00%
-	70%	-61.00%	N/A	-70.00%
-	80%	-71.00%	N/A	-80.00%
-	90%	-81.00%	N/A	-90.00%
-	100%	-91.00%	N/A	-100.00%

THE BEAR STEARNS COMPANIES INC. (BSC)

Description of THE BEAR STEARNS COMPANIES INC.

According to publicly available information, THE BEAR STEARNS COMPANIES INC. (“Bear Stearns”), through its Bear Stearns & Co. Inc. subsidiary, offers investment banking and securities trading and brokerage services. Bear Stearns’ business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, and private client services. Bear Stearns operates through three segments: Capital Markets, Global Clearing Services, and Wealth Management. The Capital Markets segment comprises equities, fixed income, and investment banking operations. The Global Clearing Services segment provides trade execution, securities clearing, custody, financing, securities lending, and technology solutions principally to hedge funds, broker-dealers, registered investment advisors, and high-net-worth individuals. The Wealth Management segment offers private client services, such as the provision of high-net-worth individuals with an institutional level of transactional, wealth management, and advisory services; and asset management services across various asset classes, including money markets, fixed income, currencies, and equities.

Bear Stearns’ SEC file number is 001-08989.

Historical Performance of Bear Stearns

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	106.51	96.54	99.90
June 30, 2005	105.31	91.35	103.94
September 30, 2005	110.16	98.55	109.75
December 30, 2005	119.40	98.74	115.53
March 31, 2006	141.22	113.30	138.70
June 30, 2006	147.77	120.10	140.08
September 29, 2006	147.20	127.12	140.10
December 29, 2006	166.20	139.57	162.78
March 30, 2007	172.61	138.57	150.35
June 29, 2007	159.34	136.13	140.00
September 28, 2007	145.48	99.75	122.81
December 31, 2007	133.11	85.60	88.25
January 2, 2008 through February 26, 2008	93.19	68.18	86.48

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.84 per cent constitutes interest on the Deposit and 11.66 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Bear Stearns
Initial Price:	USD 86.48
Barrier Price:	USD 51.8880
Interest Rate:	14.50 per cent per annum
Physical Delivery Amount:	11.5634 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.63%		100.00%
+	90%	3.63%		90.00%
+	80%	3.63%		80.00%
+	70%	3.63%		70.00%
+	60%	3.63%		60.00%
+	50%	3.63%		50.00%
+	40%	3.63%		40.00%
+	30%	3.63%		30.00%
+	20%	3.63%		20.00%
+	10%	3.63%		10.00%
	0%	3.63%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.37%	3.63%	-10.00%
-	20%	-16.37%	3.63%	-20.00%
-	30%	-26.37%	3.63%	-30.00%
-	40%	-36.37%	3.63%	-40.00%
-	50%	-46.37%	N/A	-50.00%
-	60%	-56.37%	N/A	-60.00%
-	70%	-66.37%	N/A	-70.00%
-	80%	-76.37%	N/A	-80.00%
-	90%	-86.37%	N/A	-90.00%
-	100%	-96.37%	N/A	-100.00%

NUCOR CORPORATION (NUE)

Description of NUCOR CORPORATION

According to publicly available information, NUCOR CORPORATION ("Nucor"), through its subsidiaries, engages in the manufacture and sale of steel and steel related products in the United States. Nucor operates in two segments, Steel Mills and Steel Products. The Steel Mills segment offers hot-rolled steel products, such as angles, rounds, flats, channels, rebar, sheets, wide-flange beams, pilings, billets, blooms, beam blanks, and plates; and cold-rolled steel. The Steel Products segment manufactures steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems, and light gauge steel framing. Nucor sells its hot-rolled steel and cold-rolled steel to steel service centers, fabricators, and manufacturers; steel joists and joist girders, and steel deck to general contractors and fabricators; and cold finished steel and steel fasteners to distributors and manufacturers.

Nucor's SEC file number is 1-4119.

Historical Performance of Nucor

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	32.72	23.53	28.78
June 30, 2005	29.68	22.78	22.81
September 30, 2005	30.58	22.87	29.50
December 30, 2005	35.09	25.92	33.36
March 31, 2006	54.20	33.65	52.40
June 30, 2006	60.25	44.80	54.25
September 29, 2006	55.94	45.12	49.49
December 29, 2006	67.52	47.50	54.66
March 30, 2007	66.99	53.20	65.13
June 29, 2007	69.93	56.07	58.65
September 28, 2007	64.74	41.62	59.47
December 31, 2007	64.97	50.11	59.22
January 2, 2008 through February 26, 2008	68.38	47.72	67.91

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.30 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.81 per cent constitutes interest on the Deposit and 11.49 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Nucor
Initial Price:	USD 67.91
Barrier Price:	USD 50.9325
Interest Rate:	14.30 per cent per annum
Physical Delivery Amount:	14.7254 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.58%		100.00%
+	90%	3.58%		90.00%
+	80%	3.58%		80.00%
+	70%	3.58%		70.00%
+	60%	3.58%		60.00%
+	50%	3.58%		50.00%
+	40%	3.58%		40.00%
+	30%	3.58%		30.00%
+	20%	3.58%		20.00%
+	10%	3.58%		10.00%
	0%	3.58%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.42%	3.58%	-10.00%
-	20%	-16.42%	3.58%	-20.00%
-	30%	-26.42%	N/A	-30.00%
-	40%	-36.42%	N/A	-40.00%
-	50%	-46.42%	N/A	-50.00%
-	60%	-56.42%	N/A	-60.00%
-	70%	-66.42%	N/A	-70.00%
-	80%	-76.42%	N/A	-80.00%
-	90%	-86.42%	N/A	-90.00%
-	100%	-96.42%	N/A	-100.00%

POTASH CORPORATION OF SASKATCHEWAN INC. (POT)

Description of Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (“PotashCorp”) engages in the production and sale of fertilizers, and related industrial and feed products. PotashCorp manufactures and sells solid and liquid phosphate fertilizers; animal feed supplements; and industrial acid, which is used in food products and industrial processes. PotashCorp produces potash from six mines in Saskatchewan and one mine in New Brunswick. PotashCorp also produces nitrogen fertilizers, as well as nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate, and nitric acid.

PotashCorp's SEC file number is 1-1035.

Historical Performance of PotashCorp

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	30.67	24.31	29.17
June 30, 2005	35.56	26.50	31.86
September 30, 2005	38.38	30.95	31.11
December 30, 2005	31.11	24.26	26.74
March 31, 2006	33.03	26.21	29.36
June 30, 2006	35.46	26.29	28.66
September 29, 2006	35.49	27.34	34.73
December 29, 2006	49.06	33.83	47.83
March 30, 2007	56.35	44.05	53.31
June 29, 2007	80.85	52.82	77.97
September 28, 2007	109.38	71.50	105.70
December 31, 2007	151.80	97.62	143.96
January 2, 2008 through February 26, 2008	166.4	105.52	161.53

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.81 per cent constitutes interest on the Deposit and 11.19 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	PotashCorp
Initial Price:	USD 161.53
Barrier Price:	USD 96.9180
Interest Rate:	14.00 per cent per annum
Physical Delivery Amount:	6.1908 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.00%		100.00%
+	90%	7.00%		90.00%
+	80%	7.00%		80.00%
+	70%	7.00%		70.00%
+	60%	7.00%		60.00%
+	50%	7.00%		50.00%
+	40%	7.00%		40.00%
+	30%	7.00%		30.00%
+	20%	7.00%		20.00%
+	10%	7.00%		10.00%
	0%	7.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.00%	7.00%	-10.00%
-	20%	-13.00%	7.00%	-20.00%
-	30%	-23.00%	7.00%	-30.00%
-	40%	-33.00%	7.00%	-40.00%
-	50%	-43.00%	N/A	-50.00%
-	60%	-53.00%	N/A	-60.00%
-	70%	-63.00%	N/A	-70.00%
-	80%	-73.00%	N/A	-80.00%
-	90%	-83.00%	N/A	-90.00%
-	100%	-93.00%	N/A	-100.00%

TARGET CORPORATION (TGT)

Description of TARGET CORPORATION

According to publicly available information, TARGET CORPORATION ("Target") engages in the operation of general merchandise and food discount stores in the United States. Target offers an assortment of general merchandise, including consumables and commodities; electronics, entertainment, sporting goods, and toys; apparel and accessories; and home furnishings and decor; as well as a line of food items. Target operates its stores under Target and SuperTarget brands and also serves its customers online.

Target's SEC file number is 1-6049.

Historical Performance of Target

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	53.20	47.76	50.02
June 30, 2005	56.24	45.55	54.41
September 30, 2005	60.00	49.93	51.93
December 30, 2005	59.01	50.78	54.97
March 31, 2006	55.85	51.93	52.01
June 30, 2006	55.13	47.26	48.87
September 29, 2006	56.67	44.85	55.25
December 29, 2006	60.31	54.60	57.05
March 30, 2007	64.73	56.61	59.26
June 29, 2007	65.07	56.80	63.60
September 28, 2007	70.75	56.06	63.57
December 31, 2007	68.50	48.85	50.00
January 2, 2008 through February 26, 2008	57.32	47.25	54.89

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.84 per cent constitutes interest on the Deposit and 11.16 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Target
Initial Price:	USD 54.89
Barrier Price:	USD 41.1675
Interest Rate:	14.00 per cent per annum
Physical Delivery Amount:	18.2183 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.50%		100.00%
+	90%	3.50%		90.00%
+	80%	3.50%		80.00%
+	70%	3.50%		70.00%
+	60%	3.50%		60.00%
+	50%	3.50%		50.00%
+	40%	3.50%		40.00%
+	30%	3.50%		30.00%
+	20%	3.50%		20.00%
+	10%	3.50%		10.00%
	0%	3.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.50%	3.50%	-10.00%
-	20%	-16.50%	3.50%	-20.00%
-	30%	-26.50%	N/A	-30.00%
-	40%	-36.50%	N/A	-40.00%
-	50%	-46.50%	N/A	-50.00%
-	60%	-56.50%	N/A	-60.00%
-	70%	-66.50%	N/A	-70.00%
-	80%	-76.50%	N/A	-80.00%
-	90%	-86.50%	N/A	-90.00%
-	100%	-96.50%	N/A	-100.00%

CITIGROUP INC. (C)

Description of Citigroup Inc.

According to publicly available information, CITIGROUP INC. (“Citigroup”) a multi-bank holding company, provides various financial services to customers in the United States and internationally. Citigroup’s Global Consumer segment offers banking, lending, insurance, and investment services. Citigroup’s Markets and Banking segment provides various investment and commercial banking services and products, which comprise investment banking and advisory services, debt and equity trading, institutional brokerage, foreign exchange, structured products, derivatives, and lending. Citigroup’s Global Wealth Management segment provides investment advice, financial planning, and brokerage services to affluent individuals, companies, and non-profits.

Citigroup’s SEC file number is 1-9924.

Historical Performance of Citigroup

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	49.99	44.05	44.94
June 30, 2005	48.14	43.80	46.23
September 30, 2005	46.81	42.91	45.52
December 30, 2005	49.76	44.00	48.53
March 31, 2006	49.33	44.85	47.23
June 30, 2006	50.71	47.17	48.24
September 29, 2006	50.35	46.22	49.67
December 29, 2006	56.66	48.83	55.70
March 30, 2007	56.28	48.05	51.34
June 29, 2007	55.53	50.41	51.29
September 28, 2007	52.97	44.66	46.67
December 31, 2007	48.77	28.80	29.44
January 2, 2008 through February 26, 2008	29.89	22.47	24.95

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.30 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.81 per cent constitutes interest on the Deposit and 8.49 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Citigroup
Initial Price:	USD 24.95
Barrier Price:	USD 17.4650
Interest Rate:	11.30 per cent per annum
Physical Delivery Amount:	40.0802 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.65%		100.00%
+	90%	5.65%		90.00%
+	80%	5.65%		80.00%
+	70%	5.65%		70.00%
+	60%	5.65%		60.00%
+	50%	5.65%		50.00%
+	40%	5.65%		40.00%
+	30%	5.65%		30.00%
+	20%	5.65%		20.00%
+	10%	5.65%		10.00%
	0%	5.65%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.35%	5.65%	-10.00%
-	20%	-14.35%	5.65%	-20.00%
-	30%	-24.35%	5.65%	-30.00%
-	40%	-34.35%	N/A	-40.00%
-	50%	-44.35%	N/A	-50.00%
-	60%	-54.35%	N/A	-60.00%
-	70%	-64.35%	N/A	-70.00%
-	80%	-74.35%	N/A	-80.00%
-	90%	-84.35%	N/A	-90.00%
-	100%	-94.35%	N/A	-100.00%

CONOCOPHILLIPS (COP)

Description of ConocoPhillips

According to publicly available information, ConocoPhillips (“Conoco”) operates as an integrated energy company worldwide. Conoco operates through six segments: Exploration and Production, Midstream, Refining and Marketing, LUKOIL Investment, Chemicals, and Emerging Businesses. The Exploration and Production segment explores for, produces, and markets crude oil, natural gas, and natural gas liquids. The Midstream segment gathers and processes natural gas; and fractionates and markets natural gas liquids in the United States and Trinidad. The Refining and Marketing segment involves in the refining of crude oil and other feedstocks into petroleum products, such as gasoline, distillates, and aviation fuels; and buying, selling, and transporting crude oil and petroleum products in the United States, Europe, and Asia Pacific. The LUKOIL Investment segment consists of 20% interest in OAO LUKOIL, an international integrated oil and gas company. The Chemicals segment manufactures and markets petrochemicals and plastics. The Emerging Businesses segment engages in the development of new businesses, including new technologies.

Conoco's SEC file number is 001-32395.

Historical Performance of Conoco

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	56.99	41.40	53.92
June 30, 2005	61.35	47.55	57.49
September 30, 2005	71.48	58.05	69.91
December 30, 2005	70.60	57.06	58.18
March 31, 2006	66.24	58.01	63.15
June 30, 2006	72.50	57.66	65.53
September 29, 2006	70.75	56.55	59.53
December 29, 2006	74.89	54.90	71.95
March 30, 2007	71.20	61.59	68.35
June 29, 2007	81.40	66.63	78.50
September 28, 2007	90.84	73.83	87.77
December 31, 2007	89.89	74.18	88.30
January 2, 2008 through February 26, 2008	89.71	67.85	84.60

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.81 per cent constitutes interest on the Deposit and 7.44 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Conoco
Initial Price:	USD 84.60
Barrier Price:	USD 67.6800
Interest Rate:	10.25 per cent per annum
Physical Delivery Amount:	11.8203 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.13%		100.00%
+	90%	5.13%		90.00%
+	80%	5.13%		80.00%
+	70%	5.13%		70.00%
+	60%	5.13%		60.00%
+	50%	5.13%		50.00%
+	40%	5.13%		40.00%
+	30%	5.13%		30.00%
+	20%	5.13%		20.00%
+	10%	5.13%		10.00%
	0%	5.13%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.87%	5.13%	-10.00%
-	20%	-14.87%	5.13%	-20.00%
-	30%	-24.87%	N/A	-30.00%
-	40%	-34.87%	N/A	-40.00%
-	50%	-44.87%	N/A	-50.00%
-	60%	-54.87%	N/A	-60.00%
-	70%	-64.87%	N/A	-70.00%
-	80%	-74.87%	N/A	-80.00%
-	90%	-84.87%	N/A	-90.00%
-	100%	-94.87%	N/A	-100.00%

DELL INC. (DELL)

Description of Dell Inc.

According to publicly available information, Dell Inc. ("Dell") and its subsidiaries engage in the design, development, manufacture, marketing, sale, and support of various computer systems and services worldwide. Dell offers various products, including desktop computer systems and workstations; mobility products that consist of notebook computers, mobile workstations, and MP3 players; software and peripherals, such as printers, monitors, plasma and LCD televisions, and projectors, as well as third-party printers, televisions, software, and digital cameras; servers and networking products; and storage devices. Dell also provides infrastructure consulting services; deployment services; asset recovery and recycling services; training services; enterprise support services; client support services; and managed lifecycle services.

Dell's SEC file number is 0-17017.

Historical Performance of Dell

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	42.30	37.85	38.42
June 30, 2005	41.22	34.40	39.51
September 30, 2005	41.99	33.24	34.20
December 30, 2005	34.26	28.62	29.99
March 31, 2006	32.24	28.61	29.76
June 30, 2006	30.25	23.53	24.41
September 29, 2006	24.68	18.95	22.84
December 29, 2006	27.89	22.48	25.09
March 30, 2007	27.47	21.61	23.21
June 29, 2007	28.86	22.86	28.55
September 28, 2007	29.61	24.96	27.60
December 31, 2007	30.75	23.16	24.51
January 2, 2008 through February 26, 2008	24.65	18.87	20.48

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.84 per cent constitutes interest on the Deposit and 7.41 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Dell
Initial Price:	USD 20.48
Barrier Price:	USD 16.3840
Interest Rate:	10.25 per cent per annum
Physical Delivery Amount:	48.8281 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	2.56%		100.00%
+	90%	2.56%		90.00%
+	80%	2.56%		80.00%
+	70%	2.56%		70.00%
+	60%	2.56%		60.00%
+	50%	2.56%		50.00%
+	40%	2.56%		40.00%
+	30%	2.56%		30.00%
+	20%	2.56%		20.00%
+	10%	2.56%		10.00%
	0%	2.56%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-7.44%	2.56%	-10.00%
-	20%	-17.44%	2.56%	-20.00%
-	30%	-27.44%	N/A	-30.00%
-	40%	-37.44%	N/A	-40.00%
-	50%	-47.44%	N/A	-50.00%
-	60%	-57.44%	N/A	-60.00%
-	70%	-67.44%	N/A	-70.00%
-	80%	-77.44%	N/A	-80.00%
-	90%	-87.44%	N/A	-90.00%
-	100%	-97.44%	N/A	-100.00%

THE GOLDMAN SACHS GROUP, INC. (GS)

Description of The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (“Goldman”) provides investment banking, securities, and investment management services primarily to corporations, financial institutions, governments, and high-net-worth individuals worldwide. Goldman operates in three segments: Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Goldman’s Investment Banking segment provides financial advisory services, such as advisory assignments with respect to mergers and acquisitions, divestitures, corporate defense activities, restructurings, and spin-offs; and underwriting services. Goldman’s Trading and Principal Investments segment engages in market making, trading of, and investing in fixed income and equity products, currencies, commodities, and derivatives on these products. Goldman’s Asset Management and Securities Services segment provides investment advisory and financial planning services, and investment products; and offers prime brokerage services, financing services, and securities lending services.

Goldman’s SEC file number is 001-14965.

Historical Performance of Goldman

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	113.93	101.79	109.99
June 30, 2005	114.25	94.77	102.02
September 30, 2005	121.70	102.16	121.58
December 30, 2005	134.94	110.35	127.71
March 31, 2006	159.62	124.25	156.96
June 30, 2006	169.31	136.90	150.43
September 29, 2006	171.15	139.00	169.17
December 29, 2006	206.39	168.51	199.35
March 30, 2007	222.75	189.85	206.63
June 29, 2007	233.94	203.29	216.75
September 28, 2007	225.76	157.38	216.74
December 31, 2007	250.70	197.10	215.05
January 2, 2008 through February 26, 2008	215.05	171.39	172.70

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.81 per cent constitutes interest on the Deposit and 7.19 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Goldman
Initial Price:	USD 172.70
Barrier Price:	USD 120.8900
Interest Rate:	10.00 per cent per annum
Physical Delivery Amount:	5.7904 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	5.00%	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

EXXON MOBIL CORPORATION (XOM)

Description of Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (“Exxon”) engages in the exploration, production, transportation, and sale of crude oil and natural gas. Exxon also engages in the manufacture, transportation, and sale of petroleum products and petrochemicals, as well as participates in electric power generation. Exxon manufactures and markets commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics, and other specialty products. Exxon also has interests in electric power generation facilities. In addition, Exxon holds license to explore gas in the Gorgon liquefied natural gas project for domestic supply.

Exxon’s SEC file number is 1-2256.

Historical Performance of Exxon

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	64.35	49.25	59.60
June 30, 2005	61.72	52.80	57.47
September 30, 2005	65.96	57.60	63.54
December 30, 2005	63.89	54.51	56.17
March 31, 2006	63.95	56.87	60.86
June 30, 2006	65.00	56.65	61.35
September 29, 2006	71.22	61.64	67.10
December 29, 2006	79.00	64.84	76.63
March 30, 2007	76.35	69.02	75.45
June 29, 2007	86.58	75.28	83.88
September 28, 2007	93.66	78.76	92.56
December 31, 2007	95.27	83.37	93.69
January 2, 2008 through February 26, 2008	94.74	77.56	89.89

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 9.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.81 per cent constitutes interest on the Deposit and 6.69 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Exxon
Initial Price:	USD 89.89
Barrier Price:	USD 71.9120
Interest Rate:	9.50 per cent per annum
Physical Delivery Amount:	11.1247 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.75%		100.00%
+	90%	4.75%		90.00%
+	80%	4.75%		80.00%
+	70%	4.75%		70.00%
+	60%	4.75%		60.00%
+	50%	4.75%		50.00%
+	40%	4.75%		40.00%
+	30%	4.75%		30.00%
+	20%	4.75%		20.00%
+	10%	4.75%		10.00%
	0%	4.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.25%	4.75%	-10.00%
-	20%	-15.25%	4.75%	-20.00%
-	30%	-25.25%	N/A	-30.00%
-	40%	-35.25%	N/A	-40.00%
-	50%	-45.25%	N/A	-50.00%
-	60%	-55.25%	N/A	-60.00%
-	70%	-65.25%	N/A	-70.00%
-	80%	-75.25%	N/A	-80.00%
-	90%	-85.25%	N/A	-90.00%
-	100%	-95.25%	N/A	-100.00%